Exhibit 99.1

Execution Version

FOURTH AMENDMENT TO FACILITY AGREEMENT

This FOURTH AMENDMENT TO FACILITY AGREEMENT (this “Agreement”) dated as of October 23, 2017, is by and among MannKind Corporation, a Delaware corporation (the “Borrower”), MannKind LLC, a Delaware limited liability company (“Guarantor”, and together with the Borrower, collectively, the “Obligors”), Deerfield Private Design Fund II, L.P. (“DPDF”) and Deerfield Private Design International II, L.P. (“DPDI” and, together with DPDF, the “Purchasers”). Capitalized terms used herein which are defined in the Facility Agreement (as defined below), unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement.

RECITALS:

A.    The Borrower and the Purchasers have entered into that certain Facility Agreement, dated as of July 1, 2013, as amended by the First Amendment to Facility Agreement and Registration Rights Agreement, dated as of February 28, 2014, the Second Amendment to Facility Agreement, dated as of August 11, 2014, and the Exchange and Third Amendment to Facility Agreement, dated as of June 29, 2017 (as the same may be further amended, modified, restated or otherwise supplemented from time to time, the “Facility Agreement”).

B.    The Facility Agreement provides for the issuance of Notes in 4 Tranches of $40,000,000 per Tranche. Prior to the date hereof, the Purchasers have purchased the Tranche 1 Notes, the Tranche 2 Notes, the Tranche 3 Notes and the Tranche 4 Notes in the aggregate principal amount of $40,000,000 per Tranche.

C.    Prior to the date hereof, (i) the Purchasers have converted $20,000,000 in principal amount of the Tranche 1 Notes and all of the Tranche 2 Notes and the Tranche 3 Notes into Common Stock, (ii) the Tranche 1 Notes have been amended and restated (and are hereinafter referred to as the “Amended and Restated Notes”), and (iii) the Borrower has repaid $10,000,000 in principal amount of the Amended and Restated Notes and (through the exchange of principal for shares of Common Stock), $5,000,000 in principal amount of the Tranche 4 Notes, leaving $10,000,000 in principal amount of the Amended and Restated Notes and $35,000,000 in principal amount of the Tranche 4 Notes outstanding.

D.    The Facility Agreement also provides for the issuance of Tranche B Notes. An aggregate of $20,000,000 in principal amount of Tranche B Notes have been issued to the Purchasers, and the Borrower has repaid $5,000,000 in principal amount of the Tranche B Notes, leaving $15,000,000 in principal amount of the Tranche B Notes outstanding.

E.    Pursuant to this Agreement (and subject to the terms and conditions hereof), the parties hereto desire to (i) amend the Facility Agreement to defer the October 2017 Tranche 4 Principal Payment (as defined below) upon the terms, and subject to the conditions, set forth herein; and (ii) to amend and restate the Amended and Restated Notes, the Tranche 4 Notes and the Tranche B Notes to provide for the conversion thereof into Common Stock at a conversion price based on a three-day volume weighted average price of the Common Stock. The Borrower desires to issue to the Purchaser amended and restated Amended and Restated Notes, Tranche 4 Notes and Tranche B Notes, in the form of Exhibit A hereto, incorporating the modification to such Notes as referred to above.

F.     The Amended and Restated Notes, the Tranche 4 Notes and the Tranche B Notes are being amended and restated as part of, and pursuant to, a Plan of Recapitalization and Reorganization of the Borrower described in Section 368(a)(1)(E) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

AMENDMENTS OF FACILITY AGREEMENT AND NOTES

Upon the terms and subject to the conditions set forth in this Agreement, the Facility Agreement is hereby amended as follows:

Section 1.01.    Amendment of Facility Agreement.

(a)    Schedule of Payments; Deferral. The Purchasers and Obligors acknowledge and agree that Schedule 1.01(a) to this Agreement sets forth a current schedule of the aggregate principal payments due to Purchasers under the Facility Agreement (without giving effect to this Agreement). Notwithstanding anything to the contrary contained in the Facility Agreement (including Section 2.3 thereof) or the Notes, but subject to Article VI of this Agreement, the $10,000,000 in principal amount of the Tranche 4 Notes (“October 2017 Tranche 4 Principal Payment”) due and payable on October 31, 2017 shall be deferred to, and be due and payable on, January 15, 2018.

(b)    Application of Conversions. Notwithstanding anything to the contrary contained in the Facility Agreement (including Section 2.3 thereof) or the Notes (or in any Conversion Notices (as defined in the Notes)):

(i)    (1) from and after the date hereof until the earlier of (A) the time the October 2017 Tranche 4 Principal Payment has been satisfied in full (i.e., reduced to zero by conversions of the Notes) and (B) 5:00 p.m. (New York City time) on the Trading Day immediately preceding the date the October 2017 Tranche 4 Principal Payment is due and payable (such earlier time, the “October 2017 Principal Application Time”), any conversion of principal under the Notes shall be applied to reduce the October 2017 Tranche 4 Principal Payment; and (2) to the extent the amount of the October 2017 Tranche 4 Principal Payment has not been satisfied in full through conversions of the Notes on or prior to 5:00 p.m. (New York City time) on the Trading Day immediately preceding the date the October 2017 Tranche 4 Principal Payment is due and payable, the Borrower shall pay the remaining amount of the October 2017 Tranche 4 Principal Payment, in cash, in accordance with the Facility Agreement;

(ii)    (1) following the October 2017 Principal Application Time, any conversion of principal under the Notes shall be applied to reduce principal payments due under the Notes as set forth on Schedule 1.01(b), in each case, until the earlier of (A) the time the applicable amount of such principal payment (as set forth in the third column of Schedule 1.10(b)) has been satisfied in full through conversions thereof and (B) 5:00 p.m. (New York City time) on the Trading Day immediately preceding the date such principal payment is due and payable; provided that if the full amount of the October 2017 Tranche 4 Principal Amount is not satisfied by conversions of the Notes on or prior to the October 2017 Principal Application Time, any conversion of principal under the Notes shall be applied to reduce principal payments due under the Notes as set forth on Schedule 1.01(c), in each case, until the earlier of (I) the time the applicable amount of such principal payment (as set forth in the third column of Schedule 1.10(c)) has been satisfied in full through conversions thereof and (II) 5:00 p.m. (New York City time) on the Trading Day immediately preceding the date such principal payment is due and payable, and (2) to the extent any principal payment has not been satisfied in full through conversions of the Notes on or prior to 5:00 p.m. (New York City time) on the Trading Day immediately preceding the date such payment is due and payable, the Borrower shall pay the remaining amount of such principal payment, in cash, in accordance with the Facility Agreement;

(iii)    each of the Purchasers and the Borrower acknowledges and agrees that, following the date hereof, to the extent any conversion of the Notes reduces the principal payment due and payable on any date, such conversion and related reduction shall be applied to the portion of such payment due under the applicable Notes held by each of the Purchasers on a pro rata basis in accordance with each Purchaser’s Percentage Allocation.

(c)    No Application to Interest. For the avoidance of doubt, the conversion of Notes (or any portion thereof) shall not reduce, or be applied against, any obligation of the Obligors to pay interest under the Notes, it being acknowledged and agreed that all such interest shall be payable, in cash on the applicable payment date, in accordance with the Facility Agreement and the Notes (as amended and restated hereby) and any outstanding principal amount of the Notes shall bear interest until satisfied in full (by conversion of such principal amount into Common Stock or otherwise).

(d)    Interest Rate. The defined term “Interest” in Section 1.1 of the Facility Agreement is amended in its entirety to read as follows:

“Interest Rate” means with respect to the Notes originally issued on May 6, 2014 and identified as the “Amended and Restated Tranche B Notes”, 8.75% simple interest per annum, and with respect to all other Notes and identified as the “Amended and Restated Notes” or the “Second Amended and Restated Notes”, 9.75% simple interest per annum.

Section 1.02.    Amendment of Notes. Effective as of the date hereof, each of the outstanding Amended and Restated Notes, Tranche 4 Notes and Tranche B Notes is hereby amended and restated to give effect to the amendments contained in the form of amended and restated Notes attached hereto as Exhibit A.

ARTICLE II.

DELIVERY OF NOTES

As promptly as possible following the date hereof, (A) the Borrower shall deliver to each Purchaser amended and restated Notes, each in the form of Exhibit A hereto, reflecting the amendments contemplated hereby, and in the aggregate principal amounts set forth opposite such Purchaser’s name on Schedule I hereto, and (B) each Purchaser shall deliver the existing Notes to the Borrower for cancellation. For the avoidance of doubt, the amendments of the Notes as provided herein shall not be conditioned upon, or be subject to, the delivery of such new Notes by the Borrower or delivery of the existing Notes by the Purchasers, and each Purchaser’s existing Notes shall be deemed to give effect to such amendments.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.01.    Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Borrower as of the date of this Agreement as follows:

(a)    Organization and Good Standing. Such Purchaser is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)    Authority. Such Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Escrow Agreement and the Transaction Documents (as amended and restated hereby) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Escrow Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Purchaser and no further action is required in connection herewith or therewith.

(c)    Valid and Binding Agreement. This Agreement has been, and the Escrow Agreement will be, duly executed and delivered by such Purchaser and this Agreement constitutes, and, upon execution and delivery thereof, the Escrow Agreement will constitute, the valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)    Non-Contravention. The execution and delivery of this Agreement and the Escrow Agreement by such Purchaser and the performance by such Purchaser of its obligations hereunder, under the Escrow Agreement and under the Transaction Documents (as amended and restated hereby) does not and will not (i) violate any provision of such Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject, or by which any of such Purchaser’s Notes is bound or affected.

(e)    Exemption. Such Purchaser has held such Purchaser’s Note of record and beneficially for a period of at least one year and is not, and during the three-month period prior to the date hereof has not been, an Affiliate of the Borrower.

(f)    Ownership of the Notes. Such Purchaser is the record and beneficial owner of, and has good and valid title to, such Purchaser’s Notes, free and clear of all Liens, and has full power to dispose thereof and to exercise all rights thereunder (other than as restricted by this Agreement, the Notes and the Facility Agreement), without the consent or approval of, or any other action on the part of, any other Person. Other than the transactions contemplated by this Agreement, there is no outstanding contract, vote, plan, pending proposal or other right of any Person to acquire such Purchaser’s Notes or any portion thereof.

(g)    Stock Ownership. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not cause such Purchaser to own, or be treated as owning under the attribution rules of Section 871(h)(3)(C) of the Code, 10% or more of the total combined voting power of the outstanding common stock of the Borrower for purposes of Section 871(h)(3) of the Code.

Section 3.02.    Representations and Warranties of the Obligors. Each Obligor hereby represents and warrants to the Purchasers as of the date of this Agreement as follows:

(a)    Organization and Good Standing. Each Obligor is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)    Authority. Each Obligor has the requisite corporate or limited liability company power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement, the Escrow Agreement and the Transaction Documents (as amended and restated hereby) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Escrow Agreement and the Transaction Documents (as amended hereby) by each Obligor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each Obligor, and no further action of any Obligor, its board of directors, managers, members or stockholders, as applicable, is required in connection herewith or therewith.

(c)    Consents. No Obligor is required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, the Escrow Agreement or the Transaction Documents (as amended hereby), in each case, in accordance with the terms hereof or thereof.

(d)    Valid and Binding Agreement. This Agreement has been, and the Escrow Agreement and each Note (as amended and restated hereby) will be, duly executed and delivered by each Obligor and this Agreement constitutes, and upon execution and delivery thereof the Escrow Agreement and each Note will constitute, the valid and binding obligations of each Obligor, enforceable against each Obligor in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e)    Non-Contravention. The execution and delivery of this Agreement, the Escrow Agreement and the Transaction Documents (as amended hereby) and the performance by each Obligor of its obligations hereunder and thereunder does not and will not (i) violate any provision of any Obligor’s organizational documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any Obligor is subject, or by which any property or asset of any Obligor is bound or affected, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person, (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, any permit or contract to which any Obligor is a party or by which any of its properties or assets are bound, or (v) result in the creation or imposition of any Lien on any part of the properties or assets of any Obligor. No Event of Default exists.

(f)    Issuance of Conversion Shares. The Conversion Shares (as defined in the Notes) issuable upon conversion of the Notes (as amended hereby), subject to the Conversion Cap (as defined in the Notes), are duly authorized and, when issued in accordance with the Notes (as amended hereby), will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person. The Borrower has reserved from its duly authorized capital stock 4,000,000 shares of Common Stock for issuance upon conversion of the Notes.

(g)    SEC Reports; NASDAQ. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).

None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Borrower is not in violation of the requirements of the NASDAQ Stock Market (“NASDAQ”) and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(h)    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Borrower or any of its affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.2(h) that may be due in connection with the transactions contemplated hereby.

(i)    Exemption from Registration. No registration under the Securities Act or any state securities laws is required for the offer and issuance of the Notes (as amended hereby) or the issuance of the Conversion Shares by the Borrower to the Purchasers as contemplated hereby and by the Notes. The amendments and transactions contemplated hereby, including the issuance and sale of the Conversion Shares under the Notes and subject to the Conversion Cap, does not contravene, or require stockholder approval pursuant to, the rules and regulations of NASDAQ. The Notes will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof and, assuming the Purchaser to which Conversion Shares are to be issued is not as of the date of issuance, and for a period of three months prior to the date of issuance has not been, an Affiliate of the Borrower (which the Borrower shall assume (and the applicable Purchaser shall be deemed to represent) unless such Purchaser has otherwise advised the Borrower, in writing), the Conversion Shares (i) will be freely tradeable by such Purchaser without restriction or limitation (including volume limitation) pursuant to Rule 144 under the Securities Act will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof.

(j)    No Integrated Offering. Neither the Borrower, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, has made or will make any offers or sales of any security, or has solicited or will solicit any offers to buy any security, under circumstances that would cause the offering and issuance of the Conversion Shares to be integrated with prior offerings by the Borrower (i) for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act, or (ii) for purposes of any applicable stockholder approval provisions of NASDAQ and which would require stockholder approval for the issuance of any Conversion Shares.

ARTICLE IV.

COVENANTS

Section 4.01.    Reservation of the Common Stock. On and after the date hereof, the Borrower shall at all times reserve and keep available, free of preemptive or similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Borrower to issue Conversion Shares pursuant to the Notes and subject to the Conversion Cap.

Section 4.02.    Blue Sky Filings. The Borrower shall take such action as is necessary in order to obtain an exemption for, or to qualify the Conversion Shares for, issuance and sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any of the Purchasers.

Section 4.03.    Listing. The Borrower shall use its commercially reasonable efforts to promptly secure the listing of all of the Conversion Shares up to the Conversion Cap upon NASDAQ and shall at all times maintain such listing on NASDAQ of all Conversion Shares issuable pursuant to the Notes and subject to the Conversion Cap. For so long as any Notes remain outstanding, the Borrower shall use commercially reasonable efforts to maintain the Common Stock’s listing on NASDAQ. The Borrower shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on NASDAQ. The Borrower shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.03.

Section 4.04.    Disclosure; Confidentiality. On or before 8:00 a.m., New York time, on the date of this Agreement, the Borrower shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement, attaching this Agreement (including Exhibit A hereto) and disclosing any other presently material non-public information (if any) provided or made available to any Purchaser (or any Purchaser’s agents or representatives) on or prior to the date hereof (the “8-K Filing”). From and after the filing of the 8-K Filing, the Borrower shall have disclosed all material, non-public information (if any) provided or made available to any Purchaser (or any Purchaser’s agents or representatives) by Borrower or any of its respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Agreement or otherwise on or prior to the date hereof. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, after giving effect to the 8-K Filing, the Borrower expressly acknowledges and agrees that no Purchaser shall have (unless expressly agreed to by a particular Purchaser after the date hereof in a written definitive and binding agreement executed by the Borrower and such particular Purchaser or customary oral (confirmed by e-mail) “wall-cross” agreement (it being understood and agreed that no Purchaser may bind any other Purchaser with respect thereto)), any duty of trust or confidence with respect to, or a duty not to trade on the basis of, any information regarding the Borrower.

Notwithstanding any affirmative disclosure obligations of the Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Loan Documents or anything else to the contrary contained herein or therein, (a), subject to clause (b) below, each of the Borrower and Guarantor shall not, and shall cause each of its officers, directors, employees and agents to not on behalf of the Borrower, provide any Purchaser with any material non-public information with respect to the Borrower from and after the filing of the Form 8-K Filing with the SEC without the express prior written consent of such Purchaser, and (b) in the event that the Borrower or Guarantor believes that a notice or communication to any Purchaser contains material, nonpublic information with respect to the Borrower, the Borrower shall so indicate to such Purchaser prior to the delivery of such notice or communication, and such indication shall provide such Purchaser the means to refuse to receive such notice or communication (in which case any time period to deliver such notice or communication to any Purchaser shall automatically be deemed tolled with respect to each Purchaser until one Business Day after such Purchaser has advised the Borrower whether it wishes to receive or refuse such notice or communication and any obligation of the Borrower to provide such notice to such Purchaser under the Facility Agreement or this Agreement shall be deemed waived if such Purchaser fails to advise the Borrower that it wishes to refuse such notice or communication). In the absence of any such indication by Borrower to a Purchaser, such Purchaser shall be allowed to presume that all matters relating to such notice or communication do not constitute material nonpublic information with respect to the Borrower.

Section 4.05.    Taxes. The Borrower shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement.

Section 4.06.    Fees and Expenses. The Borrower shall promptly reimburse the Purchasers for all of their reasonable and documented out-of-pocket, costs, fees and expenses, including legal fees and expenses, incurred in connection with the negotiation and drafting of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE V.

ACKNOWLEDMENT OF THE BORROWER AND THE GUARANTOR

Section 5.01.    The Borrower and the Guarantor irrevocably and unconditionally acknowledge, affirm and covenant to each Purchaser that:

(a)    such Purchaser is not in default under any of the Transaction Documents and has not otherwise breached any obligations to the Borrower or the Guarantor; and

(b)    there are no offsets, counterclaims or defenses to the Obligations, including the liabilities and obligations of the Borrower under the Notes and other Transaction Documents (as amended hereby), or to the rights, remedies or powers of such Purchaser in respect of any of the Obligations or any of the Transaction Documents, and the Borrower and the Guarantor agree not to interpose (and each does hereby waive and release) any such defense, set-off or counterclaim in any action brought by such Purchaser with respect thereto.

ARTICLE VI.

CONDITIONS PRECEDENT.

Section 6.01.    Conditions Precedent. The effectiveness of the deferral of the October 2017 Tranche 4 Principal Payment pursuant to Section 1.01(a) is subject to the satisfaction of each of following conditions precedent as of 5:00 p.m. (New York City time) on October 30, 2017:

(a)    Escrow Agreement. The Borrower, Purchasers and an escrow agent (the “Escrow Agent”) selected by the Borrower and satisfactory to the Purchasers shall have entered into an escrow agreement (the “Escrow Agreement”), in form and substance satisfactory to the Borrower and Purchasers, that provides that an amount of cash equal to the outstanding amount of the October 2017 Tranche 4 Principal Payment shall be held in the Escrow Account (as defined below) until the October 2017 Tranche 4 Principal Payment has been satisfied in full (subject to release thereof as the amount thereof is reduced due to conversions).

(b)    Escrow Deposit. Borrower shall have deposited with the Escrow Agent $10,000,000, in cash, to be held in, and disbursed from, an account established and maintained by the Escrow Agent in accordance with the Escrow Agreement (the “Escrow Account”).

(c)    Performance: No Default. The representations and warranties of the Borrower contained herein shall be true and correct as of the date hereof and as of 5:00 p.m. (New York City time) on October 30, 2017 as if made on such date, and the Borrower shall have performed and complied with all agreements and conditions contained in the Facility Agreement and the other Transaction Documents to be performed by or complied with by the Borrower prior to the date hereof in all material respects. Borrower shall certify in writing that the conditions set forth in this Section 6.01(c) shall have been satisfied as of October 30, 2017.

(d)    Issuance of Notes. The Borrower shall have issued to each Purchaser the Notes (as amended hereby) in substantially the form of the amended and restated Note attached hereto as Exhibit A.

(e)    Reimbursement of Expenses. The Borrower shall have reimbursed the Purchasers for all reasonable and documented out-of-pocket costs, fees and expenses, including legal fees and expenses, in connection with the negotiation, execution and closing of this Agreement.

For the avoidance of doubt, if the conditions set forth in this Section 6.01 shall not have been satisfied by 5:00 p.m. (New York City time) on October 30, 2017, the October 2017 Tranche 4 Principal Payment shall be due and payable, in cash, on October 31, 2017.

ARTICLE VII.

MISCELLANEOUS

Section 7.01.    Entire Agreement. This Agreement and the Transaction Documents (as amended hereby) constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Purchasers, the Borrower and Guarantor with respect to the subject matter hereof.

Section 7.02.    Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 7.03.    Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of the Purchasers or the Obligors shall bind and inure to the benefit of their respective successors and assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto.

Section 7.04.    Notices. Any notice to be given by any party to this Agreement shall be given in writing and be effected as provided in Section 6.1 of the Facility Agreement.

Section 7.05.    Applicable Law; Consent to Jurisdiction.

(a) As part of the consideration and mutual promises being exchanged and given in connection with this Agreement, the parties hereto agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Agreement, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Agreement shall be governed by the laws of the State of New York without regard to its choice or conflicts of laws principles.

(b) The parties hereto agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the state and federal courts sitting in The City of New York, borough of Manhattan. With respect to any such claims, controversies or disputes, each of the Parties hereby irrevocably:

(i)    submits itself and its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(ii)    waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 7.05, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and

(iii)    WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.05.

Notwithstanding the foregoing in this Section 7.05, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 7.06.    Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file or other reproduction of this Agreement to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 7.07.    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08.    Specific Performance. The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which they are entitled at law or in equity.

Section 7.09.    Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 7.10.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 7.11.    Avoidance of Doubt. The parties hereto hereby agree, for the avoidance of doubt, that (a) the term “Notes” as used in the Transaction Documents shall mean the Notes, as, and to the extent, amended by this Agreement, and (b) the term “Liabilities” and “Obligations” as used in the Transaction Documents shall include all liabilities and obligations of the Borrower under this Agreement, under the Facility Agreement (as amended hereby) under the Notes (as amended hereby) and under the other Transaction Documents, and each of the parties hereto agrees not to take any contrary positions.

Section 7.12.    Reservation of Rights. Neither of the Purchasers has hereby waived (a) any breach, default or Event of Default that may be continuing under any of the Transaction Documents or (b) any of such Purchaser’s rights or remedies arising from any such breach, default or Event of Default or otherwise available under the Transaction Documents or at law or in equity. Each of the Purchasers expressly reserves all such rights and remedies.

Section 7.13.    Further Assurances. The Borrower hereby agrees, from time to time, as and when requested by any Purchaser, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as any Purchaser may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement and the Transaction Documents (as amended hereby).

Section 7.14.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 7.15.    Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

Section 7.16.    Reaffirmation. Each of the Obligors, as issuer, debtor, grantor, pledgor, mortgagor, guarantor or assignor, or in other any other similar capacity in which such Person grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) acknowledges and agrees that it has reviewed this Agreement, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Transaction Documents (as amended hereby) to which it is a party (after giving effect hereto), and (iii) to the extent such Person granted Liens on or security interests in any of its property pursuant to any such Transaction Document as security for or otherwise guaranteed the Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations (as amended hereby). Each Obligor hereby consents to this Agreement and acknowledges that this Agreement is a Transaction Document and each of the other Transaction Documents (as amended hereby) remains in full force and effect and is hereby ratified and reaffirmed.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, each party hereto has caused this Fourth Amendment to Facility Agreement to be duly executed as of the date first written above.

THE BORROWER:

MANNKIND CORPORATION

By: /s/ Steven Binder
Name: Steven Binder
Title: Chief Financial Officer

THE GUARANTOR:

MANNKIND LLC

By: /s/ David Thomson
Name: David Thomson, Ph.D., J.D.
Title: Vice President

[Signature page to Fourth Amendment to Facility Agreement]

PURCHASERS:

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David Clark
Name: David Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David Clark
Name: David Clark
Title: Authorized Signatory

[Signature page to Fourth Amendment to Facility Agreement]

Schedule 1.01(a)

Current Schedule of Principal Payments

MNKD Note Valuation - Tranche 1

	7/1/18	7/1/19
Repayment	$5,000,000	$5,000,000

MNKD Note Valuation - Tranche B

	5/6/18	5/6/19	12/31/19
Repayment	$5,000,000	$5,000,000	$5,000,000

MNKD Note Valuation - Tranche 4

	10/31/17	7/18/18	7/18/19	12/31/19
Repayment	$10,000,000	$10,000,000	$10,000,000	$5,000,000

Schedule 1.01(b)

Application of Conversions to Principal Payments

Order of application of Conversions	Tranche of Note to which Converted Principal is Applied	Principal Amount and Principal Payment Date to which Converted Principal is applied
First	Tranche 4	$5,000,000 due on December 31, 2019
Second	Tranche B	$5,000,000 due on May 6, 2018
Third	Tranche B	$5,000,000 due on December 31, 2019
Fourth	Tranche 1	$5,000,000 due on July 1, 2018

Any additional principal amount converted shall be applied to reduce principal under the Notes as set forth in the applicable Conversion Notice.

Schedule 1.01(c)

Application of Conversions to Principal Payments

Order of application of Conversions	Tranche of Note to which Converted Principal is Applied	Principal Amount and Principal Payment Date to which Converted Principal is applied
First	Tranche 4	$2,500,000 due on December 31, 2019
Second	Tranche B	$2,500,000 due on May 6, 2018
Third	Tranche 4	$2,500,000 due on December 31, 2019
Fourth	Tranche B	$2,500,000 due on May 6, 2018
Fifth	Tranche B	$2,500,000 due on December 31, 2019
Sixth	Tranche 1	$2,500,000 due on July 1, 2018
Seventh	Tranche B	$2,500,000 due on December 31, 2019
Eighth	Tranche 1	$2,500,000 due on July 1, 2018

Any additional principal amount converted shall be applied to reduce principal under the Notes as set forth in the applicable Conversion Notice.

Exhibit A

Form of Note

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT, OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(A)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[(A)](1) AND A HALF” SALE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING SECURED BY THE SECURITIES.

[SECOND]1 AMENDED AND RESTATED [TRANCHE B]2 SENIOR SECURED

CONVERTIBLE NOTE

THIS NOTE HAS BEEN AMENDED AND RESTATED AS PART OF, AND PURSUANT TO, A PLAN OF RECAPITALIZATION AND REORGANIZATION OF THE COMPANY DESCRIBED IN SECTION 368(A)(1)(E) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

IssuanceDate:	[July1, 20133] [July 18, 20144] May 6, 20145]	Principal: U.S. $[ ]

Amendedand Restated: [February 28, 2014 and][6] October 23, 2017

FOR VALUE RECEIVED, MANNKIND CORPORATION, a Delaware corporation (the “Company”), hereby promises to pay to [                    ], or its registered assigns (the “Holder”) the principal amount of [                    ] Dollars ($[            ]) (the “Principal”) pursuant to, and in accordance with, the terms of that certain Facility Agreement, dated as of July 1, 2013, as amended as of February 28, 2014, August 11, 2014 and June 29, 2017, and as further amended by the Fourth Amendment thereto dated as of October 23, 2017 (the “October 2017 Amendment” and such date, the “Fourth Amendment Date”), by and among the Company and the Purchasers party thereto (together with all exhibits

[1]	“Second” will be applicable to the Amended and Restated Notes.
[2]	Tranche B Notes
[3]	Amended and Restated Notes
[4]	Tranche 4 Notes
[5]	Tranche B Notes
[6]	Amended and Restated Notes

and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Facility Agreement”). The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Facility Agreement. This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time, this “Note”) is one of the Notes issued pursuant to the Facility Agreement and amended and restated pursuant to the October 2017 Amendment (collectively, including all Notes issued in exchange, transfer or replacement thereof, as well as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Facility Agreement.

Except as expressly provided in the Facility Agreement, the Company has no right, but under certain circumstances may have an obligation, to make payments of Principal prior to the Final Payment Date. At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Facility Agreement.

1.    Definitions.

(a)    Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i)    “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

(ii)    “Conversion Amount” means the Principal amount to be converted.

(iii)    “Conversion Cap” means 4,000,000 shares of Common Stock, subject to adjustment for any Stock Event (as defined below) that occurs on or after the Fourth Amendment Date.

(iv)    “Conversion Date” means the date of delivery via facsimile or electronic mail of a Conversion Notice.

(v)    “Conversion Price” means, as of any Conversion Date, the greater of (A) the average of the Volume Weighted Average Prices per Share for the three (3) Trading

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Day period immediately preceding the Conversion Date (the “Measurement Period”); provided, that in the event that a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the Shares shall be changed into or become exchangeable for a larger or small number of shares (a “Stock Event”) is consummated during the Measurement Period, the Volume Weighted Average Price for all Trading Days during the Measurement Period prior to the effectiveness of the Stock Event shall be appropriately adjusted to reflect such Stock Event, and (B) $3.25, subject to appropriate adjustment for any Stock Event that occurs on or after the Fourth Amendment Date.

(vi)    “Conversion Shares” means fully paid and nonassessable shares of Common Stock.

(vii)    “Delisting Event” means an event which shall be deemed to have occurred if the Shares cease to be listed, traded or publicly quoted on the Principal Market on which Shares are listed as of such date, and shall continue until such shares are relisted or requoted on the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (each, including any successor thereto, a “Principal Market”).

(viii)     “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Facility Agreement.

(ix)    “Issuance Date” means the date listed as the Issuance Date on the cover page hereof, regardless of any exchange or replacement hereof.

(x)    “Major Pharmaceutical Company” means any Person engaged in the pharmaceutical or biotechnology industry which, for the immediately preceding fiscal year, had total revenues in excess of $2,000,000,000 (or its equivalent in another currency).

(xi)    “Market Disruption Event” means, with respect to any trading day and any security, (a) a failure by the Principal Market to open for trading during its entire regular trading session, (b) the occurrence or existence prior to 1:00 p.m., New York City time, on such day for such securities for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in such securities or in any options, contracts or future contracts relating to such securities, or (c) to the extent “Volume Weighted Average Price” is determined in accordance with clause (b) of the definition thereof, the suspension of trading for the one-half hour period ending on the scheduled close of trading on such day (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in such securities.

(xii)    “Principal” means the outstanding principal amount of this Note as of any date of determination.

(xiii)    “Principal Market” shall have the meaning set forth in the definition of Delisting Event above.

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(xiv)    “Required Note Holders” means Holders of at least 51% in interest of the Notes.

(xv)     “Shares” means shares of Common Stock, $0.01 par value of the Company.

(xvi)    “Trading Day” means any day on which the Common Stock is traded for any period on the Principal Market; provided, that for purposes of the definition of “Conversion Shares,” Trading Day shall not include any Trading Day on which there is a Market Disruption Event.

(xvii)    “Volume Weighted Average Price” for any security as of any Trading Day means (a) the volume weighted average sale price of such security on the principal U.S. national or regional securities exchange on which such security is traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereinafter designated by the Required Note Holders and the Company (“Bloomberg”) or (b) if no volume weighted average sale price is reported for such security, then the closing price per share of such security or, if no closing price per share is reported for such security by Bloomberg, the average of the last bid and last ask price (or if more than one in either case, the average of the average last bid and average last ask prices) on such Trading Day as reported in the composite transactions for the principal U.S. national or regional securities exchange on which such security is traded. If the security is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, then the Volume Weighted Average Price will be the average of the mid-point of the last bid and last ask prices of the security in the over-the-counter market on the relevant Trading Day as reported by the OTC Markets Group Inc. or similar organization. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of the Notes being converted for which the calculation of the Volume Weighted Average Price is required in order to determine the Conversion Price of such Notes.    Volume Weighted Average Price will be determine without regard to after-hours trading or any other trading outside of regular trading hours.

2.    Conversion Rights. This Note may be converted into Shares on the terms and conditions set forth in this Section 2 (subject to the terms of the Facility Agreement).

(a)    Conversion at Option of the Holder. At any time until the close of business on the second business day immediately prior to the Final Payment Date, the Holder shall be entitled to convert all or any part of the Principal into Conversion Shares in accordance with this Section 2 at the Conversion Rate (as defined in Section 2(b)). The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up).

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(b)    Conversion Rate. The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to Section 2 shall be determined according to the following formula (the “Conversion Rate”):

    Conversion Amount

Conversion Price

(c)    Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i)    Holder’s Delivery Requirements. To convert a Conversion Amount into Conversion Shares pursuant to Section 2(a) above on any date, the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company (Attention: Steven Binder, Fax: (661) 775-2099, Email: sbinder@mannkindcorp.com), and (B) if required by Section 2(c)(vi), surrender to a common carrier for delivery to the Company, no later than three (3) Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction).

(ii)    Company’s Response. Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall immediately, but in no event later than 8:00 a.m. New York City time on the immediately following day, send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein, and (II) on or before the second (2nd) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice (or, if earlier, the end of the standard settlement period for U.S. broker dealer securities transactions) (the “Share Delivery Date”), credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (DWAC) system, for the number of Conversion Shares to which the Holder shall be entitled. If notwithstanding the provisions of Section 2(c)(vi), the Holder elects to physically surrender this Note for conversion and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note (the “Note Delivery Date”) and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted and cancel this Note. Provided the Holder is not an Affiliate of the Company on the Conversion Date and has not been an Affiliate of the Company within the three-month period immediately preceding the Conversion Date (the “Unrestricted Condition”), the Conversion Shares will be freely transferable, without restriction or limitation (including any volume limitation) under Federal or state securities laws, pursuant to Rule 144 under the Securities Act and will not contain or be subject to a legend or stop transfer order restricting the resale or transferability of thereof. Absent notice to the contrary from the Holder, the Company shall assume, and Holder shall be deemed to have represented to the Company as

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of the Conversion Date, that the Holder is not an Affiliate of the Company and has not been an Affiliate of the Company within the previous three-month period (and that, accordingly, the Unrestricted Condition has been satisfied on such Conversion Date).

(iii)    Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the Required Note Holders, or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be. The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(iv)    Record Holder. The person or persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares upon delivery by the Holder of the Conversion Notice, or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute and the fees and expenses of such investment bank or accountant shall be paid by the Company.

(v)    Company’s Failure to Timely Convert.

(A)    Cash Damages. If by the Share Delivery Date, the Company shall fail to credit the Holder’s or its designee’s balance account with DTC with the number of Conversion Shares (free of any restrictive legend, provided the Unrestricted Condition is satisfied) (a “Delivery Failure”), then, in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement, the Company shall pay additional damages to the Holder for each day after the Share Delivery Date such conversion is not timely effected in an amount equal to one percent (1%) of the product of (I) the number of Conversion Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Volume Weighted Average Price of the Common Stock on the Share Delivery Date (such product is referred to herein as the “Share Product Amount”). Alternatively in lieu of the foregoing damages, subject to Section 2(c)(iii), at the

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written election of the Holder made in the Holder’s sole discretion, if, on or after the applicable Conversion Date, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Conversion Shares that such Holder anticipated receiving from the Company (such purchased shares, “Buy-In Shares”), the Company shall be obligated to promptly pay to such Holder (in addition to all other available remedies that the Holder may otherwise have), 107.5% of the amount by which (A) such Holder’s total purchase price (including brokerage commissions, if any) for such Buy-In Shares exceeds (B) the net proceeds received by such Holder from the sale of the number of shares equal to up to the number of Conversion Shares such Holder was entitled to receive but had not received on the Share Delivery Date. If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price specified by the Holder in the Conversion Notice.

(B)    Void Conversion Notice. If for any reason the Holder has not received all of the Conversion Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Note (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder’s Conversion Notice; provided, that the voiding of the Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) or otherwise.

(vi)    Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion or repayment of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted or repaid. The Holder and the Company shall maintain records showing the Principal converted or repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion or repayment. Notwithstanding the foregoing, if this Note is converted or repaid as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or repayment of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(d)    [INTENTIONALLY OMITTED]

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(e)    Limitations on Conversions.

(i)    Beneficial Ownership. Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of Shares upon conversion of this Note or otherwise issue any Shares of Common Stock pursuant hereto or the Facility Agreement to the extent that, upon such conversion, the number of Shares then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.985% of the total number of shares of common stock then issued and outstanding (the “9.985% Cap”); provided, however, that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to the Holder the number of Shares then outstanding.

(ii)    Applicable Limits on Conversion of the Note. Notwithstanding anything to the contrary herein, this Note shall not be convertible, and the Company shall not issue Shares upon conversion of this Note, to the extent the number of shares that would otherwise be issuable upon such conversion, together with all shares previously issued upon conversion of all Notes after the Fourth Amendment Date or issuable upon conversion of any other Notes converted on the same Conversion Date, would exceed the Conversion Cap (provided, for the avoidance of doubt, upon any conversion of this Note, the Company shall issue the maximum of the number of Shares set forth in the applicable Conversion Notice that may be issued without so exceeding the Conversion Cap).

3.    [INTENTIONALLY OMITTED]

4.    Voting Rights. Except as required by law, the Holder shall have no voting rights with respect to any of the Conversion Shares until the Conversion Date relating to the conversion of this Note upon which such Conversion Shares are issuable (or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute).

5.    Amendment; Waiver. The terms and provisions of this Note shall not be amended or waived except in a writing signed by the Company and the Holder.

6.    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies

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available under this Note, the Facility Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to issue Shares upon any conversion of, or otherwise comply with, the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

7.    Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Facility Agreement and shall not be construed against any Person as the drafter hereof.

8.    Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

9.    Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.1 of the Facility Agreement.

10.    Restrictions on Transfer.

(a)    Registration or Exemption Required. This Note has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) of the Securities Act. None of the Note or the Conversion Shares may be transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws including, without limitation, pursuant to Rule 144 under the Securities Act, or pursuant to a private sale effected under section 4(a)(7) of the securities act or applicable formal or informal sec interpretation or guidance, such as a so-called “4[(a)](1) and a half” sale. Notwithstanding the foregoing, this Note and the Conversion Shares may be pledged in connection with a bona fide margin account or other loan or financing secured by the securities.

(b)    Assignment. The Holder may sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note, in whole or in part; provided that (i) the Holder shall deliver a

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written notice to the Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Note shall be assigned and the respective principal amount of the Note to be assigned to each assignee, (ii) the transferee shall have complied with Section 2.5(d) of the Facility Agreement, and (iii) unless an Event of Default shall have occurred and is continuing, no assignment shall be permitted to any (A) Major Pharmaceutical Company or any (B) entity principally engaged in the business of selling insulin or insulin delivery products (an “Applicable Entity”); provided, however, that (1) an entity that owns, directly or indirectly, equity interests in an Applicable Entity as part of a brokerage, insurance business, pension fund (or other benefit fund), investment banking, investment management, investment advisory, lobbying or publishing business, or (2) any non-profit research or non-profit enterprise, shall not constitute an Applicable Entity. The Company shall effect the assignment within three (3) business days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Note or Notes of like tenor and terms for the appropriate principal amount. This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Note are intended to be for the benefit of all Holders from time to time of this Note, and shall be enforceable by any such Holder. Upon any transfer or assignment of this Note, the parties shall affix to this Note a legend required by Treasury Regulation § 1.1275-3(b)(2).

11.    Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

12.    Cancellation. After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

13.    Registered Note. This Note may be transferred only upon notation of such transfer on the Register, and no assignment thereof shall be effective until recorded therein.

14.    Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Facility Agreement.

15.    Governing Law. This Note shall be governed by the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretation and enforcement of this Note shall be commenced exclusively in the state and federal courts sitting in The City of New York. The Company hereby and each Holder (by its acceptance of this Note) irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any

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transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or other proceeding is improper or is an inconvenient venue for such proceeding. The Company hereby and each Holder (by its acceptance of this Note) irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such person at the address in effect for notices to it under Section 6.1 of the Facility Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH OF THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT.

16.    Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

17.    Execution. A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, e-mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, e-mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

COMPANY:

MANNKIND CORPORATION

By:

Name:

Title:

Exhibit A

CONVERSION NOTICE

Reference is made to the Amended and Restated Senior Secured Convertible Note (the “Note”) of MANNKIND CORPORATION, a Delaware corporation (the “Company”), in the original principal amount of $[            ]. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted at the Conversion Price (as defined in the Note):

Principal, applicable thereto, to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

DTC Participant Number and Name:

Account Number:

Exhibit B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Note)

FOR VALUE RECEIVED, the undersigned holder of the attached Amended and Restated Senior Secured Convertible Note (the “Note”) hereby sells, assigns and transfers unto the person or persons below named the right to receive the principal amount of $             from Mannkind Corporation, a Delaware corporation, evidenced by the attached Note and does hereby irrevocably constitute and appoint              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Note:

Name

Address

Please print name and address of assignee (including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatsoever.